Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of NUI Corporation (the "company") for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Craig G. Matthews, President and Chief Executive Officer of the company, and I, Steven D. Overly, Vice President, Chief Financial Officer, General Counsel and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)       the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

             /s/ Craig G. Matthews                                            /s/ Steven D. Overly
                 Craig G. Matthews                                                 Steven D. Overly
                     President and                                    Vice President, Chief Financial Officer,
               Chief Executive Officer                                  General Counsel and Secretary
                    August 16, 2004                                                  August 16, 2004

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the company. The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.